As filed with the Securities and Exchange Commission on May 14, 2003
                                                    Registration No. 333________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------

                              HYCOR BIOMEDICAL INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                58-1437178
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)


    7272 Chapman Avenue                                             92841
  Garden Grove, California                                       (Zip Code)
   (Address of Principal
     Executive Offices)

                                 --------------


                              HYCOR BIOMEDICAL INC.
                             2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                 --------------

                                Reginald P. Jones
                Senior Vice President and Chief Financial Officer
                              Hycor Biomedical Inc.
                               7272 Chapman Avenue
                         Garden Grove, California 92841
                     (Name and address of agent for service)

                                 (714) 933-3000
          (Telephone number, including area code, of agent for service)


                 Please address a copy of all communications to:
                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                              695 Town Center Drive
                                Seventeenth Floor
                        Costa Mesa, California 92626-1924
                                 (714) 668-6200
                                 --------------


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                              Proposed maximum
  Title of each class of securities     Amount to be           offering price         Proposed maximum              Amount of
         to be registered                registered             per share(1)      aggregate offering price      registration fee
------------------------------------------------------------------------------------------------------------------------------------
         Common Stock,
   par value $0.01 per share           1,000,000 shares             $2.95                   $2,948,320                   $238.52
====================================================================================================================================

      (1) 361,000 shares were calculated pursuant to Rule 457(h)(1) at an aggregate offering price of $724,600. 639,000 shares were calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($3.48 per share) of the Common Stock of the Registrant on the Nasdaq Stock Market on May 13, 2003.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     Plan Information*

ITEM 2.     Registrant Information and Employee Plan Annual Information*

            *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The   following   documents  are  hereby   incorporated   into  this
            Registration Statement and made a part hereof by this reference:

            (a) The Annual Report on Form 10-K of Hycor Biomedical Inc. (the "Company") for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

            (c) The description of the common stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


           In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances against reasonable expenses incurred in defending against a claim. Article Twelfth of the Company's Certificate of Incorporation, as amended, provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the
Delaware General Corporation law. The bylaws of the Registrant provide indemnification of its officers and directors to the fullest extent authorized.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

            The exhibits filed as part of this Registration Statement are as follows:

     4 Hycor Biomedical Inc. 2001 Stock Option Plan (incorporated by reference as Exhibit A to the Company's Schedule 14A filed with the Commission on May 2, 2001).

     5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered.

   23.1     Consent of Deloitte & Touche LLP.

   23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5).

    24 Power of Attorney authorizing J. David Tholen and Reginald P. Jones to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

ITEM 9.     UNDERTAKINGS

(1)         The Company hereby undertakes:

            (a)   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided,   however,   that  the  undertakings  set  forth  in
                  paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California, on this 14th day of May, 2003.

                               HYCOR BIOMEDICAL INC.



                               By:/s/ J. David Tholen
                                  ----------------------------
                                  J. DAVID THOLEN, PRESIDENT AND
                                  CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. David Tholen and Reginald P. Jones, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                  Signature                              Date
                  ---------                              ----

      /s/ J. David Tholen                            May 14, 2003
      --------------------------
      J. DAVID THOLEN, PRESIDENT, CHIEF
      EXECUTIVE OFFICER AND DIRECTOR
      (PRINCIPAL EXECUTIVE OFFICER)

      /s/  Reginald P. Jones                         May 14, 2003
      --------------------------
      REGINALD P. JONES, SENIOR VICE PRESIDENT,
      CHIEF FINANCIAL OFFICER AND DIRECTOR
      (PRINCIPAL FINANCIAL OFFICER)

      /s/ Armando Correa                             May 14, 2003
      --------------------------
      ARMANDO CORREA,
      DIRECTOR, FINANCE
      (PRINCIPAL ACCOUNTING OFFICER)

      /s/  Samuel D. Anderson                        May 14, 2003
      --------------------------
      SAMUEL D. ANDERSON, CHAIRMAN

                                                     May __, 2003
      --------------------------
      DAVID S. GORDON, DIRECTOR

      /s/ James R. Phelps                            May 14, 2003
      --------------------------
      JAMES R. PHELPS, DIRECTOR

      /s/ Richard E. Schmidt                         May 14, 2003
      --------------------------
      RICHARD E. SCHMIDT, DIRECTOR

                                INDEX TO EXHIBITS


Exhibit
Number      Description
------      -----------

   4 Hycor Biomedical Inc. 2001 Stock Option Plan (incorporated by reference as Exhibit A to the Company's Schedule 14A filed with the Commission on May 2, 2001).

   5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered.

 23.1       Consent of Deloitte & Touche LLP.

 23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5).

  24        Power of Attorney  authorizing J. David Tholen and Reginald P.
            Jones to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement).